Analyst Contacts:    Thad Vayda                News Release
+1 713-232-7551

Diane Vento
+1 713-232-8015

Media Contact:    Pam Easton                FOR RELEASE: May 6, 2015
+1 713-232-7647

TRANSOCEAN PARTNERS LLC REPORTS FIRST QUARTER 2015 RESULTS

•	Revenues were $140 million, compared with $138 million in the fourth quarter of 2014;

•	Operating and maintenance expenses were $58 million, down from $62 million in the prior quarter;

•	Adjusted net income was $28 million, or $0.41 per unit, which excludes a $34 million loss on impairment of goodwill attributable to controlling interest;

•
Net loss attributable to controlling interest was $6 million, or $0.09 per unit. This compares to net income attributable to controlling interest of $19 million, or $0.28 per unit, for the previous quarter;

•	The Annual Effective Tax Rate(1) was 6.4 percent, down from 8.2 percent sequentially;

•	Distributable cash flow attributable to controlling interest unitholders was $32 million, compared with $29 million in the fourth quarter of 2014;

•	A quarterly distribution of $0.3625 per unit has been declared;

•	Fleet revenue efficiency(2) was 98 percent, compared with 96 percent in the previous quarter; and

•	Fleet utilization(3) was 93 percent, unchanged from the fourth quarter of 2014.

ABERDEEN, SCOTLAND—May 6, 2015—Transocean Partners LLC (NYSE: RIGP) today reported a net loss for the three months ended March 31, 2015 of $6 million, or $0.09 per unit. First quarter 2015 results included a loss on goodwill impairment of $67 million ($34 million attributable to controlling interest), which was due primarily to the decline in the market outlook. Adjusted net income was $28 million, or $0.41 per unit excluding the goodwill impairment.
For the three months ended March 31, 2014, Transocean Partners LLC Predecessor’s (“Predecessor”)(4) net income was $63 million.
Revenues for the three months ended March 31, 2015 increased $2 million sequentially to $140 million due primarily to higher revenue efficiency.

Operating and maintenance expenses decreased $4 million from the prior quarter to $58 million due mainly to a decline in planned out-of-service maintenance costs.
General and administrative expenses decreased $5 million sequentially to $5 million due primarily to costs incurred in the fourth quarter of 2014 related to establishing a public company. These costs were not repeated in the first quarter.
Due primarily to the goodwill impairment, the company’s first quarter Effective Tax Rate (5) decreased to (55.7) percent, from 8.2 percent in the fourth quarter of 2014. The first quarter Annual Effective Tax Rate was 6.4 percent, compared with 8.2 percent in the previous quarter. The decrease was due primarily to an increase in income before taxes adjusted for the impairment.
Distributable cash flow attributable to controlling interest unitholders was $32 million for the first quarter of 2015. A quarterly distribution of $0.3625 per unit, or approximately $25 million based upon the number of currently outstanding units, has been declared for the three months ended March 31, 2015.
Non-GAAP Financial Measures

Distributable cash flow and adjusted net income are non-GAAP financial measures; reconciliations of the non-GAAP measures to the most directly comparable GAAP measures are provided in the accompanying schedules and are displayed in quantitative schedules on the company’s website at: www.transoceanpartners.com.
Forward-Looking Statements
The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements contain words such as "possible," "intend," "will," "if," "expect" or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the distribution and timing of distribution payments, the securities markets generally, the impact of adverse market conditions affecting the business of Transocean Partners, adverse changes in laws including with respect to tax and regulatory matters, changes in tax estimates, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas and other factors, including those and other factors discussed in Transocean Partners’ Annual Report on Form 10-K for the year ended December 31, 2014 and in Transocean Partners’ other filings with the SEC, which are available free of charge on the SEC’s website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, Transocean Partners undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which Transocean Partners becomes aware of, after the date hereof, except as otherwise may be required by law.

Conference Call Information

Transocean Partners will conduct a teleconference starting at 11:00 a.m. EDT, 4:00 p.m. BST, on Thursday, May 7, 2015, to discuss the period’s results. To participate, dial +1 913-312-1384 and refer to confirmation code 1009958 approximately 10 minutes prior to the scheduled start time.
The teleconference will be simulcast in a listen-only mode over the Internet and can be accessed at Transocean Partners’ website, www.transoceanpartners.com, by selecting "Investor Relations." Supplemental materials that may be referenced during the teleconference will be posted to the website and can be found by selecting "Investor Relations/Financial Reports."
A replay of the conference call will be available after 2:00 p.m. EDT, 7:00 p.m. BST, on May 7, 2015. The replay, which will be archived for approximately 30 days, can be accessed by dialing +1 719-457-0820 and referring to the confirmation code 1009958. The replay will also be available on the company’s website.
About Transocean Partners
Transocean Partners is a growth-oriented limited liability company formed by Transocean Ltd. to own, operate and acquire modern, technologically advanced offshore drilling rigs. Headquartered in Aberdeen, Scotland, Transocean Partners’ assets consist of 51 percent interests in subsidiary companies that own and operate three ultra-deepwater drilling rigs.
For more information about Transocean Partners, please visit: www.transoceanpartners.com.
Notes
(1) Annual Effective Tax Rate is defined as income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income tax expense), divided by income before income tax expense excluding gains on sales and similar items pursuant to the accounting standards for income taxes. See the accompanying schedule entitled "Supplemental Effective Tax Rate Analysis."
(2) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled "Revenue Efficiency."
(3) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.
(4) The Predecessor represents 100 percent of the combined results of operations, assets and liabilities of the drilling units in the fleet prior to completion of the Transocean Partners LLC IPO on August 5, 2014. Transocean Partners consolidated statements of operations for the three months ended March 31, 2014 consists of the combined results of operations of the Predecessor. For more information associated with the financial statement presentation, please refer to the Transocean Partners’ quarterly report on Form 10-Q for the period ended March 31, 2015 and other filings with the SEC.
(5) Effective Tax Rate is defined as income tax expense divided by income before income taxes. See the accompanying schedule entitled "Supplemental Effective Tax Rate Analysis."

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(Unaudited)

	Three months ended March 31,
	2015	2014
Operating revenues
Contract drilling revenues	$136	$146
Other revenues	4	2
	140	148
Costs and expenses
Operating and maintenance	58	61
Depreciation	17	16
General and administrative	5	2
	80	79
Loss on impairment	(67)	–
Operating income (loss)	(7)	69

Interest income	1	–
Income (loss) before income tax expense	(6)	69
Income tax expense	4	6

Net income (loss)	(10)	$63
Net loss attributable to noncontrolling interest	(4)
Net loss attributable to controlling interest	$(6)

Loss per unit–basic
Loss per common unit	$(0.09)
Loss per subordinated unit	$(0.09)

Loss per unit–diluted
Loss per common unit	$(0.09)
Loss per subordinated unit	$(0.09)

Weighted-average units outstanding–basic
Common units	41
Subordinated units	28

Weighted-average units outstanding–diluted
Common units	41
Subordinated units	28

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except unit data)
(Unaudited)

	March 31, 2015	December 31, 2014

Assets
Cash and cash equivalents	$164	$86
Accounts receivable	110	112
Accounts receivable from affiliates	8	28
Materials and supplies, net of allowance for obsolescence of $4 and $3 at March 31, 2015 and December 31, 2014, respectively	40	41
Deferred income taxes, net	7	8
Prepaid assets	4	6
Total current assets	333	281

Property and equipment	2,302	2,302
Less accumulated depreciation	(353)	(336)
Property and equipment, net	1,949	1,966
Goodwill	289	356
Deferred income taxes, net	6	7
Other assets	23	22
Total assets	$2,600	$2,632

Liabilities and equity
Accounts payable to affiliates	$105	$76
Debt due to affiliates within one year	43	43
Deferred revenues	16	18
Other current liabilities	4	1
Total current liabilities	168	138

Long-term tax liability	1	1
Deferred revenues	10	13
Drilling contract intangible liability	25	29
Total long-term liabilities	36	43

Commitments and contingencies

Common units, 41,379,310 authorized, issued and outstanding at March 31, 2015 and December 31, 2014	831	847
Subordinated units, 27,586,207 authorized, issued and outstanding at March 31, 2015 and December 31, 2014	554	564
Total members’ equity	1,385	1,411
Noncontrolling interest	1,011	1,040
Total equity	2,396	2,451
Total liabilities and equity	$2,600	$2,632

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three months ended March 31,
	2015	2014
Cash flows from operating activities
Net income (loss)	$(10)	$63
Adjustments to reconcile to net cash provided by operating activities:
Amortization of drilling contract intangibles	(4)	(4)
Depreciation	17	16
Loss on impairment	67	–
Patent royalties expense	5	–
Deferred income taxes	1	5
Other, net	1	–
Changes in deferred revenue, net	(5)	(10)
Changes in deferred costs, net	(2)	1
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable, net	3	(1)
(Increase) decrease in other current assets, net	4	(1)
Increase in current liabilities, net	2	–
Increase in balances due to affiliates, net	40	–
Increase in income tax liability, net	2	1
Net cash provided by operating activities	121	70

Cash flows from investing activities
Payments to affiliates for capital expenditures	(3)	(1)
Net cash used in investing activities	(3)	(1)

Cash flows from financing activities
Proceeds from affiliates for indemnification	10	–
Distribution of available cash to unitholders	(25)	–
Distributions to holder of noncontrolling interests	(25)	–
Distributions to parent, net	–	(69)
Net cash used in financing activities	(40)	(69)

Net increase in cash and cash equivalents	78	–
Cash and cash equivalents at beginning of period	86	–
Cash and cash equivalents at end of period	$164	$–

Transocean Partners LLC and Subsidiaries
Revenue Efficiency(1)
Trailing Five Quarters and Historical Data

	1Q 2015	4Q 2014	3Q 2014	2Q 2014	1Q 2014	FY 2014	FY 2013
Discoverer Clear Leader	95.2%	93.9%	77%	86.9%	98.5%	88.8%	77.1%
Discoverer Inspiration	99.1%	98.7%	93.2%	99.3%	98.5%	97.4%	93.2%
Development Driller III	99.5%	95.3%	98.4%	99.5%	98.5%	98.3%	89.9%
Total fleet	97.7%	96.1%	88.8%	94.8%	98.5%	94.6%	86.3%

(1) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

Transocean Partners LLC and Subsidiaries
Supplemental Effective Tax Rate Analysis
(In US$ millions, except tax rates)

	Three months ended
	March 31,	December 31,	March 31,
	2015	2014	2014

Income (loss) before income taxes	$(6)	$49	$69
Add back (subtract):
Loss on impairment of goodwill	67	–	–
Adjusted income before income taxes	61	49	69

Income tax (benefit) expense	4	4	6
Add back (subtract):
Changes in estimates (1)	–	–	–
Adjusted income tax expense	$4	$4	$6

Effective Tax Rate (2)	-55.7%	8.2%	8.7%

Annual Effective Tax Rate (3)	6.4%	8.2%	8.5%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) Effective Tax Rate is income tax expense, divided by income before income taxes.
(3) Annual Effective Tax Rate is income tax expense, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.

Transocean Partners LLC and Subsidiaries
Non-GAAP Financial Measures and Reconciliations
Distributable Cash Flow
(in US$ millions, except coverage ratio)

	Three months ended				Trailing 12 months	Year ended 12/31/14
	3/31/2015	12/31/14	09/30/14	06/30/14
Operating revenues
Contract drilling revenues	$136	$135	$134	$142	$547	$557
Other revenues	4	3	2	3	12	10
Total operating revenues	140	138	136	145	559	567
Costs and expenses
Operating and maintenance	58	62	56	69	245	248
Depreciation	17	17	16	17	67	66
General and administrative	5	10	4	4	23	20
Total costs and expenses	80	89	76	90	335	334

Loss on impairment	67	–	–	–	67	–
Operating Income (loss)	(7)	49	60	55	157	233
Interest income, net	1	–	1	1	3	2
Income (loss) before income tax expense	(6)	49	61	56	160	235
Income tax expense	4	4	4	6	18	20

Net income (loss)	(10)	45	57	50	142	215
Plus:
Income tax expense	4	4	4	6	18	20
Interest income, net	(1)	–	(1)	(1)	(3)	(2)
Depreciation expense	17	17	16	17	67	66

EBITDA	10	66	76	72	224	299
Plus:
Amortization of prior certification costs and license fees	1	–	1	–	2	2
Non-cash recognition of royalty fees	5	4	3	–	12	7
Loss on impairment of goodwill	67	–	–	–	67	–
Less:
Amortization of drilling contract intangible	4	3	4	4	15	15
Amortization of pre-operating revenues	7	7	9	10	33	36

Adjusted EBITDA	72	60	67	58	257	257
Plus:
Planned out-of-service operating and maintenance expense	2	6	–	–	8	6
Claims for indemnification of lost revenues	–	10	9	–	19	19
Cash proceeds from pre-operating revenues associated with long-term receivables	6	5	7	7	25	26
Less:
Estimated maintenance and replacement capital expenditures	16	17	18	17	68	69
Cash interest income, net	(1)	–	(1)	(1)	(3)	(2)
Cash income taxes	1	–	1	1	3	2

Distributable Cash Flow	64	64	65	48	241	239
Distributable cash flow attributable to the Predecessor	–	–	21	48	69	131
Distributable cash flow attributable to noncontrolling interest	32	35	22	–	89	57
Distributable cash flow attributable to controlling interest	$32	$29	$22	$ -	$83	$51

Aggregate declared distribution to unitholders	$25	$25	$15	$ -	$65	$40

Distribution coverage ratio	1.27x	1.16x	1.47x	–	1.27x	1.28x

Transocean Partners LLC and Subsidiaries
Non-GAAP Financial Measures and Reconciliations
Adjusted Net Income and Adjusted Diluted Earnings Per Unit
(in US$ millions, except per share data)

	QTD	QTD
	03/31/15	03/31/14 (a)

Adjusted Net Income
Net income (loss) attributable to controlling interest, as reported	$(6)	$–
Add back (subtract):
Loss on impairment of goodwill attributable to controlling interest	34	–
Discrete tax items and other, net	–	–
Net income, as adjusted	$28	$–

Adjusted Diluted Earnings Per Unit:
Diluted Earnings (loss) per unit, as reported	$(0.09)	$–
Add back (subtract):
Loss on impairment of goodwill attributable to controlling interest	0.50	–
Discrete tax items and other, net	–	–
Diluted earnings per unit, as adjusted	$0.41	$–

(a) We have not presented adjusted net income attributable to controlling interest since the Predecessor did not have controlling and noncontrolling interest. Additionally, the Predecessor did not have unitholders and did not calculate earnings per unit. See "Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Note 2—Significant Accounting Policies—Presentation," in our quarterly report on Form 10-Q for the three months ended March 31, 2015.